Exhibit 99.2

Index to Consolidated Financial Statements

Omni Air International, LLC

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors and Members
Omni Air International, LLC

We have audited the accompanying consolidated financial statements of Omni Air International, LLC (a Nevada corporation) and subsidiary and its variable interest entities Omni Aviation Leasing, LLC (OAA), and T7 Aviation Leasing, LLC (T7A) (the “Company”), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of income, changes in stockholder's and members’ equity, and cash flows for the years ended December 31, 2017, 2016 and 2015, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omni Air International, LLC and subsidiary and its variable interest entities OAA and T7A as of December

31, 2017 and 2016, and the results of their operations and their cash flows for the years ended December 31, 2017, 2016 and 2015 in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
January 9, 2019

OMNI AIR INTERNATIONAL, LLC
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($15,826,039 and $16,045,132 relating to VIE's for 2017 and 2016, respectively)	$34,730,622	$30,878,502
Restricted cash	5,269,239	2,395,357
Accounts receivable ($90,114 and $150,118 relating to VIE's for 2017 and 2016, respectively)	22,717,565	26,289,379
Parts inventory ($9,522,582 and $11,207,508 relating to VIE's for 2017 and 2016, respectively)	9,805,143	11,537,604
Prepaid expenses and other	2,667,827	1,166,960
TOTAL CURRENT ASSETS	75,190,396	72,267,802

Property and equipment, gross ($241,217,157 and $209,837,606 relating to VIE's for 2017 and 2016, respectively)	367,922,888	324,458,115
Less accumulated depreciation ($99,768,438 and $70,756,379 relating to VIE's for 2017 and 2016, respectively)	184,761,030	136,878,028
Net property and equipment	183,161,858	187,580,087
Other assets	1,012,979	985,507
TOTAL ASSETS	$259,365,233	$260,833,396
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable ($2,159,821 and $2,827,895 relating to VIE's for 2017 and 2016, respectively)	$11,913,887	$14,078,831
Accrued payroll	5,360,823	5,074,933
Accrued operating expenses	5,910,895	5,966,713
Other accrued liabilities	4,346,733	3,175,744
Notes payable ($10,694,483 and $7,460,000 relating to VIE's for 2017 and 2016, respectively)	10,694,483	7,460,000
Customer deposits and deferred revenue	3,659,748	1,915,124
TOTAL CURRENT LIABILITIES	41,886,569	37,671,345
Long term notes payable ($64,183,075 and $49,925,833 relating to VIE's for 2017 and 2016, respectively)	64,183,075	49,925,833
Line of credit	—	9,500,000
Deferred aircraft rent	—	102,545
Other noncurrent liabilities	—	8,842,419
Commitments and contingencies
Members' equity	153,295,589	154,791,254
TOTAL LIABILITIES AND EQUITY	$259,365,233	$260,833,396

The accompanying notes are an integral part of these consolidated financial statements.

OMNI AIR INTERNATIONAL, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2017	2016	2015
REVENUES	$357,885,583	$336,024,597	$360,367,481
OPERATING EXPENSES
Flight operations	198,113,777	180,454,997	204,602,564
Maintenance	41,105,272	39,811,240	35,421,758
General and administrative	15,486,029	15,636,570	15,445,929
Commissions	7,087,758	6,341,003	8,010,214
Depreciation and amortization	52,813,881	42,389,216	44,404,810
Impairment of assets	4,003,591	426,294	6,258,330
Gain on sale of assets	(32,959)	(23,965,917)	(2,035,314)
TOTAL OPERATING EXPENSES	318,577,349	261,093,403	312,108,291
OPERATING INCOME	39,308,234	74,931,194	48,259,190
NONOPERATING INCOME (EXPENSE)
Interest expense	(2,076,582)	(946,202)	(70,051)
Interest income	88,698	33,211	86,564
Other income, net	2,040,501	3,536,224	2,419,926
TOTAL NONOPERATING INCOME	52,617	2,623,233	2,436,439

NET INCOME	$39,360,851	$77,554,427	$50,695,629

The accompanying notes are an integral part of these consolidated financial statements.

OMNI AIR INTERNATIONAL, LLC
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' AND MEMBERS' EQUITY

Balance, January 1, 2015	$190,282,494
Net income	50,695,629
Distributions to stockholders/members	(129,541,296)
Contributions from stockholders/members	8,000,000
Balance, December 31, 2015	119,436,827
Net income	77,554,427
Distributions to members	(42,200,000)
Contributions from members	—
Balance, December 31, 2016	154,791,254
Net income	39,360,851
Distributions to members	(43,856,516)
Contributions from members	3,000,000
Balance, December 31, 2017	$153,295,589

The accompanying notes are an integral part of these consolidated financial statements.

OMNI AIR INTERNATIONAL, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2017	2016	2015
OPERATING ACTIVITIES:
Net Income	$39,360,851	$77,554,427	$50,695,629
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,813,881	42,389,216	44,404,810
Impairment of assets	4,003,591	426,294	6,258,330
Gain on sale of assets	(32,959)	(23,965,917)	(2,035,314)
Changes in assets and liabilities:
Restricted cash	(2,873,882)	3,102,643	(410,126)
Accounts receivable	3,571,307	(8,795,698)	(2,654,751)
Parts inventory	(18,354)	—	88
Other prepaid expenses and other assets	(1,480,804)	2,047,873	1,342,838
Accounts payable	(263,287)	1,953,772	(1,610,311)
Customer deposits and deferred revenue	1,744,624	(3,664,564)	1,047,983
Accrued operating expenses	(55,818)	(633,501)	3,006,345
Accrued payroll	285,890	554,786	387,538
Deferred aircraft rent	(102,545)	(102,547)	(246,544)
Other accrued liabilities	(7,671,430)	8,166,415	(577,909)
NET CASH PROVIDED BY OPERATING ACTIVITIES	89,281,065	99,033,199	99,608,606
INVESTING ACTIVITIES:
Purchases of property, leasehold improvements and equipment	(52,636,252)	(153,219,701)	(40,550,044)
Proceeds from sale of assets	72,098	45,359,556	2,097,719
Payment received on note - related party	—	—	108,585
NET CASH USED IN INVESTING ACTIVITIES	(52,564,154)	(107,860,145)	(38,343,740)
FINANCING ACTIVITIES:
Borrowings under long term debt	32,000,000	67,100,000	7,500,000
Principal payments on long term debt	(14,508,275)	(16,839,167)	(375,000)
Borrowings on line of credit	—	9,500,000	—
Principal payments on line of credit	(9,500,000)	—	—
Distributions to stockholders/members	(43,856,516)	(42,200,000)	(129,541,296)
Contributions from stockholders/members	3,000,000	—	8,000,000
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(32,864,791)	17,560,833	(114,416,296)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,852,120	8,733,887	(53,151,430)
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	30,878,502	22,144,615	75,296,045
CASH AND CASH EQUIVALENTS END OF PERIOD	$34,730,622	$30,878,502	$22,144,615

SUPPLEMENTAL DISCLOSURES TO THE STATEMENT OF CASH FLOWS:
Cash paid during the year for interest	$1,998,857	$910,640	$6,715
Accrued capital expenditures	$2,816,659	$4,717,807	$1,888,353
The accompanying notes are an integral part of these consolidated financial statements.

OMNI AIR INTERNATIONAL, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies
Nature of Operations
Omni Air International, LLC ("OAI") is a U.S. Part 121 Supplemental Air Carrier based at Tulsa International Airport, Oklahoma, and specializes in providing passenger charter services to commercial and government customers. OAI targets passenger charter markets that can be efficiently served with long-range aircraft. OAI is approved by the U.S. Department of Defense (DoD) to transport DoD personnel and dependents to domestic and international locations. OAI’s other customers include tour operators that provide vacation packages, foreign air carriers that require additional capacity to meet peak season demands, and other government agencies both foreign and domestic. As of December 31, 2017, OAI operated a fleet of twelve passenger aircraft.
Principles of Consolidation
The consolidated financial statements include the accounts of OAI and its wholly owned subsidiary, Advanced Flight Services, LLC, ("AFS"). The consolidated financial statements also include the results of Omni Aviation Leasing, LLC ("OAA"), and T7 Aviation Leasing, LLC ("T7A"), the variable interest entities (VIE’s). All intercompany balances and transactions have been eliminated in consolidation. OAI, OAA, and T7A are all Nevada corporations. For purposes of these consolidated financial statements, OAI, AFS and the VIE’s are collectively referred to as the “Company”.
Variable Interest Entities
A VIE is an entity used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are individually unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

A VIE is consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. A variable interest holder that consolidates the VIE is called the primary beneficiary.

OAI has a variable interest in T7A and OAA. T7A and OAA’s operations are comprised of leasing aircraft to OAI. OAI is the primary tenant of these aircrafts owned by OAA and T7A and therefore has an explicit variable interest in these entities. As OAI is the primary beneficiary of the VIE’s the results of the VIE’s have been consolidated into the accompanying consolidated financial statements in accordance with the Accounting Standards Codification (ASC) 810 Consolidation.

As of December 31, 2017 and 2016, the VIE’s have assets of approximately $177,680,000 and $173,176,000, liabilities of $77,145,000 and $71,372,000 (including debt of $74,878,000 and $57,385,000), respectively, intercompany balances of which eliminate in consolidation. The VIE’s had revenues of $59,295,000, $56,806,000 and $54,259,140 in 2017, 2016 and 2015, respectively, that eliminate in consolidation.
Management Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported periods. The most significant estimates relate to determining the lives and impairment of tangible and intangible assets, the fair value of acquired assets, and assessing the collectability of accounts receivable. Actual results could differ materially from the estimates used in the preparation of the accompanying consolidated financial statements.

Cash and Cash Equivalents
Cash includes cash on hand and cash in bank accounts, and highly marketable securities or funds that own highly marketable securities with original maturities of three months or less when acquired. The carrying amounts reported on the Consolidated Balance Sheets approximate fair value due to the short-term maturity of these instruments.
Restricted Cash
Restricted cash is comprised of cash in a charter escrow account. The account, required by Department of Transportation (DOT) regulations, is restricted to the extent of customers’ deposits on flights not yet flown and is available for release from escrow upon completion of the flights, which will occur within the next twelve months. Changes in restricted cash are included separately from cash and cash equivalents in the operating activities section of the Consolidated Statements of Cash Flows.
Revenue Recognition
Revenues are recognized as earned when the transportation is complete.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are customer obligations due under normal trade terms and arise from providing passenger services and are based on contracted prices. As a general policy, collateral is not required for receivables, but customers’ financial condition and credit worthiness are evaluated regularly. The Company provides an allowance for doubtful accounts equal to estimated uncollectible amounts. The estimate is based on historical collection experience and a review of the current status of trade accounts receivable. At December 31, 2017 and 2016, no allowance was considered necessary.
Parts Inventory
Inventories are stated at the lower of cost or market. The inventory parts are now commercially available for sale to outside third parties and are being marketed as such.
Prepaid Expenses
Prepaid expenses include amounts paid for items expected to be consumed within a one year period. These primarily include prepaid insurance. The amounts are expensed in the period that they are used or in which the benefit is derived.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using either the straight-line method over the asset’s estimated useful life (generally five to eight years), the lesser of the asset’s useful life or remaining lease term for leasehold improvements or by the units of production method for assets whose lives are estimable and directly linked to use. For the years ended December 31, 2017, 2016 and 2015, depreciation expense was $52,813,881, $42,389,216 and $41,756,706, respectively. As of December 31, 2017, the Company owned ten passenger aircraft and leased two passenger aircraft under operating leases.
Property and equipment is summarized as follows as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Flight equipment	$350,130,804	$308,472,560
Ground equipment	7,736,454	6,801,808
Leasehold improvements, facilities and office equipment	10,055,630	9,183,747

	367,922,888	324,458,115
Accumulated depreciation	(184,761,030)	(136,878,028)
Property and equipment, net	$183,161,858	$187,580,087

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate the carrying value of an asset may not be recoverable from the estimated future undiscounted cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, impairment is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors. Fair value is based on current market prices for similar property and equipment. For the years ended December 31, 2017, 2016 and 2015, impairment expense was $4,003,591, $426,294 and $6,258,330, respectively.

Intangible Assets

Intangible assets include a service contract which was acquired in 2014. The Company amortized the intangible asset over its estimated useful life of 1.5 years. Amortization expense for the years ended December 31, 2017, 2016 and 2015 was $0, $0 and $2,648,104, respectively, as presented in depreciation and amortization on the Consolidated Statement of Operations. The service contract’s remaining net intangible value was fully amortized in 2015 in line with its estimated useful life.
Maintenance Activities and Return Conditions
The Company employs the built-in overhaul method for major maintenance on owned aircraft. Under this method, costs of activities that restore the service potential of airframes and engines are considered a component of the asset. The cost of acquired assets is segregated into those costs that are to be depreciated over the expected useful life of the assets and those that represent the estimated cost of the next planned major maintenance activity. Thus, the estimated cost of the first planned major maintenance activity is separated from the cost of the remainder of the assets and amortized to the date of the initial planned major maintenance activity. The cost of that first planned major maintenance activity is then capitalized and amortized to the next occurrence of the planned major maintenance activity. Each aircraft lease includes specified return conditions. Lease return costs are recognized as expense over the remaining life of the lease when probable of incurrence.
OAI leases certain aircraft from unrelated parties. Under these arrangements, OAI is legally and contractually responsible for maintenance and repair of the leased aircraft throughout the lease term. Under certain arrangements, OAI is required to make deposits with the lessor. Such deposits are contractually required to be reimbursed to OAI upon the completion of the required maintenance of the leased aircraft. In all instances, OAI expects that the deposits will be equal to or less than the expected cost of the maintenance activities. Maintenance deposits paid by a lessee under an arrangement accounted for as a lease that are refunded only if the lessee performs specified maintenance activities are accounted for as a deposit asset. Further, lessees must evaluate whether it is probable that an amount on deposit will be returned to reimburse the costs of the maintenance activities incurred by the lessee. When an amount on deposit is less than probable of being returned, it is recognized as additional expense.
Customer Deposits
Customer deposits consist of prepayments for flights not yet completed. OAI is required by DOT regulations to separately account for DOT-registered flights and to maintain the deposits in an escrow restricted cash account. Once the flight is complete, OAI recognizes revenue and releases any related cash from the applicable account.
Income Taxes
The Company has elected to be treated as pass-through entities for income tax purposes. As a result, all of their earnings are taxable to their members.  Accordingly, no provision for income taxes has been made in the accompanying consolidated financial statements. The Company evaluates uncertain tax positions for recognition and measurement in the consolidated financial statements. To recognize a tax position, the Company determines whether it is more likely than not that the tax positions will be sustained upon examination, including resolution of any related appeals or litigation, based on the technical merits of the position. A tax position that meets the more likely than not threshold is measured to determine the amount of the benefit to be recognized in the consolidated financial statements. The amount of tax benefit recognized with respect to any tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The Company had no uncertain tax positions that required recognition in the consolidated financial statements at December 31, 2017 and 2016. Any interest or penalties would be recognized as a component of income tax expense. Open tax years include 2016, 2015 and 2014.

Members’ Equity
The detail of members’ equity, as applicable, for OAI, T7A and OAA for the years ended December 31, 2017, 2016 and 2015 are as follows:

	Omni Air International, LLC
	Common Stock		Additional Paid-in Capital	Retained Earnings	Members' Equity	Total
	Shares	Amount
Balance, January 1, 2015	8,200	$820	$1,177,748	$69,000,209	$—	$70,178,777
Net Income	—	—	—	33,240,941	—	33,240,941
Distributions to stockholders	—	—	—	(64,041,296)	—	(64,041,296)
Balance, December 31, 2015	8,200	820	1,177,748	38,199,854	—	39,378,422
Conversion to LLC	(8,200)	(820)	(1,177,748)	(38,199,854)	39,378,422	—
Net Income	—	—	—	—	27,609,031	27,609,031
Distributions to members	—	—	—	—	(14,000,000)	(14,000,000)
Balance, December 31, 2016	—	—	—	—	52,987,453	52,987,453
Net income	—	—	—	—	19,349,256	19,349,256
Distributions to members	—	—	—	—	(19,576,516)	(19,576,516)
Balance, December 31, 2017	$—	$—	$—	$—	$52,760,193	$52,760,193

					T7 Aviation Leasing, LLC	Omni Aviation Leasing, LLC

Balance, January 1, 2015					$67,040,300	$53,063,417
Net income (loss)					(996,879)	18,451,567
Distributions to members					(24,500,000)	(41,000,000)
Contributions from members					—	8,000,000
Balance, December 31, 2015					41,543,421	38,514,984
Net Income					22,728,026	27,217,370
Distributions to members					(17,000,000)	(11,200,000)
Contributions from members					—	—
Balance, December 31, 2016					47,271,447	54,532,354
Net Income					7,455,297	12,556,298
Distributions to members					(4,800,000)	(19,480,000)
Contributions from members					3,000,000	—
Balance, December 31, 2017					$52,926,744	$47,608,652

As limited liability companies, OAI, T7A and OAA have no outstanding shares of stock. Rather, ownership of each company is evidenced by “units of ownership” issued to its members. OAI has a sole member. T7A had 2,000 voting units and 18,000 non-voting units authorized and 1,000 voting units and 9,000 non-voting units outstanding at December 31, 2017 and 2016. OAA had 1,000 voting units and 9,000 non-voting units authorized and outstanding at December 31, 2017 and 2016.
Fair Value
During 2017, 2016 and 2015, the Company recorded certain impairments of long-lived assets as displayed in the Consolidated Statements of Operations. The assessment of fair value for impairment purposes required inputs which are not readily observable or corroborated by other market data (known as Level 3 measurements).

Risks and Uncertainties
The Company has not experienced significant losses in the past from uncollectible accounts because their customers are generally well-established entities with proven payment histories. Further, passenger charter revenues (other than the DoD and one other customer) are generally collected in advance and held in escrow until the designated charters are flown.
The Company maintains cash balances in various accounts at several banks, which frequently exceed federally insured limits. The Company's cash balances are insured by the FDIC up to $250,000 per bank. Management believes the risk of loss is mitigated by the reputation and history of the financial institutions in which cash balances are held.
One customer accounted for approximately 73%, 70% and 74% of the Company’s revenues for the years ended December 31, 2017, 2016 and 2015, and approximately 84% and 82% of accounts receivable at December 31, 2017 and 2016, respectively. If the Company was to experience a substantial reduction in business from this significant customer, it could result in material harm to its business, financial condition and future results of operations if new customers or alternate uses of the aircraft could not be located in a timely manner.
All of OAI’s pilots and flight attendants are covered by collective bargaining agreements.
New Accounting Pronouncements
FASB ASU No. 2015-14. In August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers (Topic 606) - Deferral of the Effective Date," which amends the effective date of ASU No. 2014-09. The updates clarify the principles for recognizing revenue based on the core principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Topic 606 amends the effective date to financial statements issued with fiscal years beginning after December 15, 2018, including interim periods within that reporting period, with earlier adoption not permitted. Topic 606 can be adopted either retrospectively to each prior reporting period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is still evaluating the impact of this standard.
FASB ASU No. 2016-02. In February 2016, the FASB issued ASU No. 2016-02 “Leases (Topic 842),” which amends the FASB Accounting Standards Codification and creates Topic 842, Leases. This Topic requires Balance Sheet recognition of lease assets and lease liabilities for leases classified as operating leases under previous GAAP, excluding short-term leases of 12 months or less. This ASU is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company is evaluating the impact of this standard.
In November 2016, the FASB issued ASU No. 2016-18 “Statement of Cash Flows (Topic 230) - Restricted Cash.” The amendments in this ASU require transfers between cash and equivalents and restricted cash and equivalents, as well as direct cash receipts into and cash payments made from restricted cash and equivalents to be explained in the statement of cash flows. Restricted cash and restricted cash equivalents are to be included in the beginning and ending cash and cash equivalent balance totals on the statement of cash flows. This ASU is effective for financial statements issued for fiscal years, and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is still evaluating the impact of this standard.
Reclassifications
Certain amounts in the accompanying consolidated financial statements have been reclassified to conform to the 2017 presentation. These reclassifications had no impact on previously reported total assets, total liabilities, net income, members’ equity or total operating, investing or financing cash flows.
2. Related Party Transactions
During the years ended December 31, 2017, 2016 and 2015, the Company had the following significant transactions with related parties:
Certain of OAI’s office, hangar and warehouse facilities are leased from companies affiliated with two members on a month-to-month basis under operating leases. During the years ended December 31, 2017, 2016 and 2015, $473,712, $473,712 and $473,712, respectively, was paid to the members under these arrangements. These expenses are included on the Consolidated Statements of Operations within flight operations, maintenance or general and administrative expenses, depending upon the lease.
OAI has a revolving line of credit with a bank whereby the bank’s majority stockholder is also affiliated with OAI. The revolving line of credit had a balance of $9,500,000 as of December 31, 2016, and no balance was outstanding as of December 31, 2017.
OAA entered into a loan agreement in 2016 with a bank whereby the bank’s majority stockholder is also affiliated with OAI.
3. Debt and Guarantees
OAI has a revolving line of credit with a bank. In March 2015, the revolving line of credit agreement was amended. The line of credit is for the lesser of $25,000,000 or 80% of qualified trade receivables plus 75% of the approved value of the aircraft ($26,680,000 at December 31, 2017) less $500,000 for foreign exchange line of credit. The interest rate was amended to LIBOR plus 1.35% per annum and the new agreement expires on March 31, 2018 and was subsequently amended as discussed in Note 7. For purposes of the calculation of trade receivables, the lender must approve the inclusion of receivables from significant customers. At December 31, 2017, availability under the line of credit was $23,208,260 (which is net of outstanding letters of credit). Outstanding advances were $0 and $9,500,000 at December 31, 2017 and 2016, respectively. There were $1,791,740 and $1,791,740 letters of credit issued on this revolving line of credit at December 31, 2017 and 2016, respectively. The agreement is collateralized by accounts receivable, spare parts inventory and an aircraft that is owned by OAA. The agreement contains certain financial covenants which include, among other things, required debt coverage ratios, required levels of EBITDA and limitations on a number of items such as stockholder distributions, lease commitments, sales of assets, transactions with affiliates and changes in key members of management. OAI was in compliance with these covenants at December 31, 2017 and 2016.

In June 2015, OAA entered into a loan agreement for principal of $7,500,000 with a bank, the proceeds of which were used to acquire an aircraft. The loan is due in 2020, is collateralized by the aircraft and the lease agreement with OAI. Interest accrues at a variable rate (LIBOR plus 1.35% per annum), which was 2.91% at December 31, 2017. The loan contains certain financial covenants which include, among other things, a requirement for OAA to maintain a specified Debt Service Coverage ratio and a specified Funded Debt to EBITDA (as defined) ratio. At December 31, 2017 and 2016 OAA was in compliance with these covenants.

In May 2016, OAA entered into a loan agreement for principal of $8,100,000 with a bank, the proceeds of which were used to acquire an aircraft. The loan is due in 2021, is collateralized by the aircraft and the lease agreement with OAI. Interest accrues at a variable rate (LIBOR plus 1.25% per annum), which was 2.81% at December 31, 2017. The loan contains certain financial covenants which include, among other things, a requirement for OAA to maintain a specified Debt Service Coverage ratio and a specified Funded Debt to EBITDA (as defined) ratio. At December 31, 2017 and 2016, OAA was in compliance with these covenants.

In February 2016, T7A entered into a loan agreement for principal of $41,000,000 with a bank. In March 2016, T7A entered into a loan with a bank for principal of $28,000,000 of which $18,000,000 was borrowed in March 2016 and $10,000,000 in January 2017. In January 2017, T7A entered into a loan for principal of $22,000,000 with a bank. These loans were for the purpose of acquiring three aircraft and an engine. The loans originated in 2016 are due in 2021 and the loan originated in 2017 is due in 2022, and are collateralized by the aircraft and lease agreements with OAI. Interest accrues at a variable rate of interest (LIBOR plus 1.2% per annum), which was 2.67% at December 31, 2017. The loans contain certain financial covenants which include, among other things, required debt coverage ratios, required levels of EBITDA and limitations on a number of items such as stockholder distributions, lease commitments, sales of assets, transactions with affiliates and changes in key members of management. At December 31, 2017 and 2016, OAI and T7A were in compliance with these covenants.

Each of the aforementioned debt arrangements include default provisions under which a violation under one agreement would result in a violation of the others. There were no violations as of December 31, 2017 and 2016.

As of December 31, 2017, aggregate maturities of debt for each of the next five years are as follows:

Year	Amount
2018	$10,694,483
2019	10,694,483
2020	14,069,483
2021	27,319,109
2022	12,100,000

4. Commitments and Contingencies Leases
As of December 31, 2017, OAI had operating lease agreements for the lease of one 767-200 aircraft, and one 767-300 aircraft, with unrelated entities. OAI also has operating lease agreements for the lease of hangar and warehouse facilities. Certain lease arrangements include renewal options at terms similar to current rates.
Future lease payments (excluding maintenance related payments) at December 31, 2017 are as follows:

Year	Amount
2018	$4,729,593
2019	602,888
2020	38,388
2021	38,388
2022	20,593
Thereafter	5,848

Lease expense for the years ended December 31, 2017, 2016 and 2015 was $9,606,204, $12,135,778 and $12,104,183 respectively.
As previously discussed, OAI is contractually obligated to perform maintenance on these leased aircraft.
Certain lease agreements contain cross default provisions whereby violations of other agreements to which the Company are a party lead to a default under the lease agreement. The Company did not default on any cross default provisions as of December 31, 2017 and 2016.
The Company may be involved in various legal actions arising in the ordinary course of business. Based on the information currently available, management believes that there are no claims pending that would have a material adverse effect on the Company’s business, operating results or financial condition.
In June 2017, OAA signed a letter of intent to purchase a 767-300 aircraft for $10,200,000. The Company made a deposit of $1,020,000 during 2017. The sale closed in April 2018.
5. Retirement Savings Plan
OAI maintains a 401(k) retirement savings plan that covers substantially all employees (excluding pilots, for whom a separate plan is maintained) who have attained age 21 and have completed one year of service. Employees are fully vested after six years of service. OAI makes matching contributions of up to 5%, based on a percentage of employee compensation. OAI matching contributions to the plan were $273,942, $251,172 and $239,327 for the years ended December 31, 2017, 2016 and 2015, respectively.
OAI may also, at the discretion of the Board of Directors, elect to make discretionary contributions to the plan. Such contributions, if made, are allocated to the plan participants based on the participants’ share of total compensation paid during the plan year to all participants eligible for the allocations. Discretionary contributions were $650,000, $650,000 and $1,000,000 for the years ended December 31, 2017, 2016 and 2015, respectively.
OAI maintains a separate 401(k) retirement savings plan that covers substantially all pilots who have attained age 21 and have completed one year of service. Employees are fully vested after six years of service. OAI makes matching contributions of up to 5%, based on a percentage of employee compensation. Matching contributions to the plan were $216,951, $217,443 and $208,302 for the years ended December 31, 2017, 2016 and 2015, respectively.
6. Revenue Information
OAI monitors its operating revenues based on the type of customer served and the geographical source of the revenues. Some of its contracts require it to supply only aircraft, crew, maintenance and insurance (ACMI) with the customer being responsible for the other operating costs, including fuel. Under “full service” contracts, OAI is responsible for the ACMI costs in addition to most other costs associated with flight operations, including landing, handling and fuel. In addition, the customer contracts contain a fixed rate for fuel. If the cost incurred is more than the fixed price, OAI can bill the customer for the excess cost. Should the cost incurred be less than the fixed price, the customer is entitled to a refund. OAI did not owe any refunds at December 31, 2017, 2016 or 2015.
Revenues by geographical source for OAI were as follows for the years ended December 31:

Year	Domestic	International	Total
2017	$43,440,419	$314,445,164	$357,885,583
2016	34,886,525	301,138,072	336,024,597
2015	37,279,187	323,088,294	360,367,481

7. Subsequent Events
Management has evaluated subsequent events through January 9, 2019, the date the consolidated financial statements were available to be issued.
On February 9, 2018, OAA signed a purchase and sale agreement to purchase a spare 767 engine for $4,300,000. The engine will be leased to OAI.
On March 22, 2018, OAA signed a letter of intent to purchase a spare 767 engine for $3,600,000. The engine will be leased to OAI.
In March 2018, the revolving line of credit agreement was amended. The amended line of credit is for the lesser of$25,000,000 or 80% of qualified trade receivables plus 50% of the approved value of the aircraft ($37,013,400 at March 28, 2018) less $750,000 for foreign exchange line of credit. The interest rate was amended to LIBOR plus 1.25% per annum and the new agreement expires on March 31, 2021. The agreement is collateralized by accounts receivable, spare parts inventory and an aircraft that is owned by OAA. The agreement contains certain financial covenants which include, among other things, required debt coverage ratios, required levels of EBITDA and limitations on a number of items such as stockholder distributions, lease commitments, sales of assets, transactions with affiliates and changes in key members of management.
On November 9, 2018, Air Transport Services Group, Inc. (ATSG) acquired the Company and the Company became a wholly-owned subsidiary of ATSG.